Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated July 31, 2024, relating to the financial statements of Andretti Acquisition Corp II as of May 28, 2024, and for the period from May 21, 2024 (inception) through May 28, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 31, 2024